ICP Solar Technologies
Unit 131, 7075 Place Robert-Joncas
Montreal, Qc, Canada H4M 2Z2
T - 1 514.270.5770
F - 1 514.270-3677
info@icpsolar.com

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PRIVATE AND CONFIDENTIAL
CONSULTING CONTRACT AGREEMENT

March 17, 2006

Mike Di Domenico
Hand delivered

Dear Mike:

I am very pleased to set out the terms of our new consulting contract agreement with ICP Global Technologies Inc. ("the Company") which supersedes the November 24th 2004 Agreement as Corporate Comptroller under the following terms and conditions. If you accept this offer please sign and return to ICP. Your contract with the Company shall commence upon execution of this agreement and not prior thereto. The expected start date for your new contract is March 20, 2006

CONTRACT TERM

The contract with the Company shall be as an independent contractor for a period of 6 months. If a decision is made by the Company not to extend and/or terminate your contract, at any time, refer to section on termination. Otherwise, this contract and terms and conditions renews itself automatically.

DUTIES AND RESPONSIBILITIES

You will be responsible for maintaining the company's system of accounts and keeping books and records on all company transactions and assets.

You will be responsible for preparing budget and financial forecasts and maintaining planning and budgetary control procedures.

You will be responsible for the development analysis and presentation of statistical and accounting information in terms of profitability, performance against budget and other matters bearing on the fiscal soundness and operating effectiveness of the organization.

As you know, the Company is currently searching for an appropriate CFO candidate. Until that candidate is found you will report to me as CEO for the Company. Once an appropriate CFO candidate is found you will report to that individual. You understand that adjustments may be necessary only to your DUTIES AND RESPONSIBILITIES when a full-time CFO is hired by the Company.

CONSULTING FEES

Your Consultants fee will be $7,518 per month ($3,470 bi-weekly), payable on biweekly timetable in the same timeline and fashion as the standard payroll of the Company. The Company will not be making deductions at source and you will be required to ensure that all your payroll taxes are paid.

EQUITY COMPENSATION

Should the Company elect to offer you a position as an employee after your contract period, you will at that point be offered an opportunity to participate in its stock option plan. Your contract period term(s) will be taken into account in determining any entitlement that you may have under that plan.

ICP Solar Technologies
Unit 131, 7075 Place Robert-Joncas
Montreal, Qc, Canada H4M 2Z2
T - 1 514.270.5770
F - 1 514.270-3677
info@icpsolar.com

USA
CANADA
EUROPE
ASIA
AUSTRALIA

HOLIDAY

Personal holidays shall not be paid by the Company.

RESTRICTIVE COVENANTS

The Company has in place standard provisions relating to confidentiality, intellectual property, non-competition that will form part of your employment agreement with the company.

TERMINATION

Your contract shall continue for 6 month periods unless terminated by you giving the Company 2 months' written notice or by the Company providing 2 months written notice in accordance with the following provisions. If on receipt of written notice to terminate your contract from the Company, you automatically, unconditionally and binding, agree to release the Company, of all claims against the Company, and Associated Companies and their Officers and employees, arising in connection with your contract and/or its termination, for which the company will make immediate payment of 3 months consulting fees as severance plus any months remaining in order to have completed the 6 month contract period.

You have until March 20, 2006 to confirm your acceptance of this offer. If you have not accepted the offer by then the offer will lapse without further notice being given to you.

I look forward to your reply and very much welcome the prospect of you remaining with the Company.

Yours sincerely,

Sass Peress
CEO

March 20, 2006
Dated

Accepted By:

Michael Di Domenico

March 20, 2006
Dated